UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GMO ETF Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)

c/o Grantham, Mayo, Van Otterloo & Co. LLC

53 State Street

Boston, MA 02109

(Address of Principal Executive Offices, Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
GMO Power Infrastructure ETF	NYSE Arca, Inc.	42-2209375

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-274096

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest of GMO Power Infrastructure ETF, a series of the Registrant, is set forth in Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333- 274096; 811- 23895), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001193125-26-290588 on June 30, 2026, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2. Exhibits

A.1	Certificate of Trust of the Registrant, dated June 13, 2023, is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-274096 and 811-23895), as filed with the SEC on August 21, 2023.

A.2	Amendment to Certificate of Trust of the Registrant, dated October 17, 2025, is incorporated by herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 9 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-274096 and 811-23895), as filed with the SEC on October 28, 2025.

B.	Third Amended and Restated Declaration of Trust of the Registrant, dated March 10, 2026, is incorporated herein by reference to Exhibit (a)(7) to Post-Effective Amendment No. 10 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-274096 and 811-23895), as filed with the SEC on April 30, 2026.

C.	Amended and Restated Bylaws of the Registrant, dated March 10, 2026, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 10 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-274096 and 811-23895), as filed with the SEC on April 30, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 1, 2026	GMO ETF Trust

	By:	/s/ Tara Pari
Tara Pari
Chief Executive Officer; Principal Executive Officer